THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y10286
AMERICAN DEPOSITARY RECEIPTS

May 24, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
American Depositary
Receipts, each
representing two
Ordinary Shares of
AMVESCAP PLC
(Form F-6 File No. 333-9558)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change the name of the company from AMVESCAP PLC to INVESCO PLC..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised nominal value of AMVESCAP PLC ordinary shares.

The Prospectus has been revised to reflect the new name by addition of the following notation:

EFFECTIVE MAY 24, 2007, THE
COMPANYS NAME HAS CHANGED
TO INVESCO PLC.

Please contact me with any questions or
comments at 212 815-4244.


Sandra Friedrich
Assistant Vice President
The Bank of New York - ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







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